UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 20, 2017

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220	23-2990190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2017, Exelon Corporation (Exelon) announced that Duane M. DesParte, Senior Vice President and Corporate Controller, its principal accounting officer, will retire from Exelon on March 2, 2018 or such other date as may be mutually agreed.

On September 26, 2017, Exelon announced the appointment of Fabian E. Souza to the position of Senior Vice President and Deputy Controller effective in November 2017. He will assume the role of Senior Vice President and Corporate Controller and become Exelon’s principal accounting officer upon Mr. DesParte’s retirement. Mr. Souza, age 46 has been the Vice President, Controller and Chief Accounting Officer of The AES Corporation (AES) since June 1, 2015. Mr. Souza previously held other positions at AES, including Vice President, Internal Audit and Advisory Services (October 2014-May 2015); Deputy Corporate Controller (July 2014- September 2014); Assistant Corporate Controller, Global Controllership (May 2013 – June 2014); and Controller, Global Utilities (October 2011- April 2013). Mr. Souza served as a director of IPALCO Enterprises, Inc., an indirect majority-owned subsidiary of AES, from March 28, 2017 through the effective date of his resignation from his positions at AES.

Mr. Souza’s compensation will include an annual base salary of $450,000, an annual incentive program target opportunity of fifty percent of his base salary, prorated based on his start date, and a long-term incentive target of $653,000. The long-term incentives include performance share awards (two thirds) and restricted stock units (one third). His performance share award will be pro-rated based on his start date. Based on his start date, he will not be eligible for a restricted stock unit award in 2017. Both the annual incentive program and the performance share award program payouts will be based on the achievement of pre-established performance targets. Mr. Souza will also receive a $200,000 sign-on and retention cash advance, subject to a three-year clawback provision if he resigns or is terminated during that period. Mr. Souza will be eligible for benefits similar to those of other Exelon executives, including, without limitation, participation in Exelon’s health, welfare, retirement, relocation and severance plans.

* * * * *

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2016 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 24, Commitments and Contingencies; (2) Exelon’s Second Quarter 2017 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 17; and (3) other factors discussed in filings with the SEC by Exelon. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer
Senior Executive Vice President and Chief Financial Officer

September 26, 2017